                                                                    EXHIBIT 11

                      COMPUTATION OF NET EARNINGS PER SHARE
                  (Amount in thousands, except per share data)


                                      Three months ended   Nine months ended
                                      ------------------   -----------------
                                       Apr 25     Apr 26   Apr 25    Apr 26
                                        1997       1996     1997      1996
                                       -------   -------   -------  --------
Primary:
   Average number of shares
      of common stock outstanding       5,352     5,352     5,352     5,352
                                       ------    ------    ------    ------
   Additional shares assuming
      exercise of dilutive
      stock options                         5        --         4        --
                                       ------    ------    ------    ------
         Total                          5,357     5,352     5,356     5,352
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

         Net earnings                    $463      $588     $771     $1,686
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

         Per share amount               $0.09     $0.11     $0.14     $0.32
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

Fully Diluted:
   Average number of shares
      of common stock outstanding       5,352     5,352     5,352     5,352
                                       ------    ------    ------    ------
   Additional shares assuming
      exercise of dilutive
      stock options                         5        --         3        --
                                       ------    ------    ------    ------
         Total                          5,357     5,352     5,355     5,352
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

         Net earnings                    $463      $588      $771    $1,686
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------

         Per share amount               $0.09     $0.11     $0.14     $0.32
                                       ------    ------    ------    ------
                                       ------    ------    ------    ------


                                       11